                                                                      EXHIBIT 99
                    [LETTERHEAD OF STANDARD PACIFIC CORP.]

================================================================================

FOR IMMEDIATE RELEASE ON MONDAY, JULY 24, 2000

STANDARD PACIFIC CORP. REPORTS 28% INCREASE
IN SECOND QUARTER PER SHARE EARNINGS

================================================================================

Financial and Operating Highlights - 2000 Second Quarter vs. 1999 Second Quarter

   .  Earnings per share increased 28 percent to $.69 per share
   .  Net new orders were up 24 percent to a record 1,146 homes
   .  Revenues exceeded $280 million on 860 new home deliveries
   . Backlog of 1,700 homes valued at $606 million, up 27 percent . Stockholders' equity surpasses $400 million

  IRVINE, CALIFORNIA, July 24, 2000..........................................
Standard Pacific Corp. (NYSE:SPF) today reported the Company's 2000 second quarter results. Net income from continuing operations for the 2000 second quarter increased 23 percent to $20,023,000, or $.69 per diluted share, compared to $16,240,000, or $.54 per diluted share, for the year earlier period. Homebuilding revenues for the second quarter totaled $283,689,000 versus $309,179,000 for the 1999 second quarter.

     "The Company's position as one of the leading homebuilders in the strong California housing market coupled with increasing bottom-line contributions from the Company's Texas and Arizona operations resulted in record second quarter pretax income and our seventeenth consecutive quarter of year-over-year earnings per share growth," said Stephen J. Scarborough, President and Chief Executive Officer of Standard Pacific. "Our positive outlook for the balance of 2000 is fueled by the 24 percent jump in second quarter new home orders and the 27 percent higher backlog of presold homes at June 30, 2000 compared to last year." Mr. Scarborough further noted that, "continued increases in new home prices in California coupled with a stabilizing labor and material cost environment have contributed to an improving gross margin percentage."

     Mr. Scarborough noted that, "our strong operating performance has generated a 19% return on stockholders' equity for the latest twelve months and a 270 basis point improvement over the prior year second quarter in our pretax margin to 11.6%. Furthermore, we ended the quarter with a debt-to-capital ratio of 48 percent and $78 million borrowed under the Company's $450 million revolving credit facility."

     Commenting on the pending acquisition of Denver-based The Writer Corporation, Mr. Scarborough stated that, "we look forward to the expected closing of the acquisition during the third quarter and remain enthusiastic about entering the Colorado market with such a respected company and experienced and talented management team."

     "Earlier in the year we reported the formation of our newest homebuilding division located in the growing Riverside and San Bernardino County areas of Southern California (the "Inland Empire"). We are pleased to report that our first deliveries from this division occurred during the second quarter. We are also encouraged by our growing position of well located lots in desirable Inland Empire communities," Mr. Scarborough added.

     Mr. Scarborough further noted that, "during the second quarter the Company formed a new operating subsidiary to further our efforts in the growing active adult housing market. This new division will manage our existing active adult project in the Talega master plan in South Orange County, while pursuing new developments in our existing markets. We believe that our knowledge of local markets combined with our strong reputation and long-standing relationships will provide the Company with new opportunities in this vibrant market segment."

Homebuilding Operations
-----------------------

  Homebuilding pretax income was up 20 percent to $33.2 million for the three months ended June 30, 2000 compared to $27.6 million last year. The higher level of operating income was attributable to a 100 basis point improvement in the homebuilding gross margin and an increase of $6.8 million in joint venture income. These improvements were partially offset by an 8 percent decline in homebuilding revenues.

  Homebuilding revenues for the second quarter were $283.7 million compared to $309.2 million in the prior year second quarter. The lower revenue total was due to a 9.6 percent decline in new home deliveries (exclusive of joint ventures) which was partially offset by a 1.4 percent higher average home selling price. During the quarter the Company delivered 497 new homes in California compared to 563 homes last year. Deliveries were up 9 percent in Southern California but down 32 percent in Northern California. On a full year basis, the Company anticipates that deliveries in this important market will result in one of the highest levels achieved in the Northern California division's history. The anticipated moderation from the record setting volume generated last year is due to fewer active selling communities and to our focus on maximizing per home revenues and gross margins. The Company's Arizona division delivered 236 new homes compared to 228 homes in the year earlier period. Deliveries in our Dallas and Austin divisions continue to outpace previous periods as reflected by their 38 percent and 6 percent gains, respectively, while deliveries in Houston declined by 21 homes.

     During the second quarter the average home price in California was up 3.5 percent from the prior year to $444,000 primarily reflecting the upward trend of new home prices in the state. The average home price in Texas was up 22 percent to $285,000 reflecting a greater percentage of deliveries from the Company's Dallas and Austin divisions where prices are generally higher than in Houston and the delivery of larger more expensive homes in all three of the Company's Texas markets. The average home price in Arizona was up slightly to $169,000.

     The homebuilding gross margin was up 100 basis points to 18.2 percent versus 17.2 percent in the year earlier quarter. The gross margin percentage improved in all three of the Company's operating regions. The higher margin in California was primarily due to a general rise in home prices while labor and material costs stabilized. The improved margins in Texas and Arizona are primarily attributable to higher delivery volumes and, in Austin, rising home prices.

     Selling, general and administrative expenses for the second quarter were
8.5 percent of revenues, up from 8.1 percent in the year earlier period. The fluctuation in SG&A expenses as a percentage of revenues is primarily due to the timing of certain sales and marketing costs incurred in connection with the opening of new communities. During the second quarter the Company opened 22 new communities compared to 9 last year.

     Income from unconsolidated joint ventures for the second quarter was generated from the delivery of 31 homes from our three project joint venture in Fullerton, California in Orange County and a $5.1 million gain on the sale of an adjacent parcel of land. The Company is expecting to recognize additional joint venture income through the balance of the year from land sales from the Talega venture and from new home deliveries from the Fullerton venture.

     Net new home orders for the quarter were up 24 percent over the year earlier period to a second quarter record of 1,146 new homes on a 25 percent increase in average community count. Orders were up 46 percent in Southern California on a 30 percent increase in average community count, up 1 percent in Northern California on a 7 percent decrease in community count, up 32 percent in Texas on a 47 percent increase in active selling communities and up 14 percent in Arizona on a 25 percent higher community count. The higher order levels contributed to an increase in the Company's backlog to 1,700 presold homes with an estimated sales value of $606 million, up 27 percent from the backlog value at June 30, 1999. Assuming there are no significant changes in the economy, consumer confidence or interest rates, the Company expects to be in a position to increase unit deliveries in 2000.

     Through the first half of the year the Company opened 35 new communities. The Company is scheduled to open approximately 25 new communities through the balance of the year, of which approximately 16 will be located in California, 5 in Texas and 4 in Arizona. By the end of the year the Company is expected to have opened approximately 100 new communities since the beginning of 1999.

     The Company's diversified portfolio of buildable lots, which is consistent with its general goal of maintaining a 3 to 4 year supply, totaled approximately 15,600 lots owned or controlled of which 9,400 were located in California, 2,600 in Texas and 3,600 in Arizona.

Other
-----

     Net income for the second quarter including discontinued operations in 1999 increased to $20,023,000, or $.69 per diluted share, compared to $16,775,000, or $.56 per diluted share, for the 1999 second quarter. The discontinued operations in 1999 reflect the Company's former savings and loan subsidiary, which was sold during the 1999 second quarter for an after-tax gain of $618,000, or $.02 per diluted share.

     Net income from continuing operations for the six months ended June 30, 2000 increased 13 percent to $33,919,000, or $1.17 per diluted share, compared to $30,110,000, or $1.01 per diluted share, last year. Revenues for the first two quarters of 2000 were $515,808,000 compared to $523,659,000 in the prior year first half. Net income for the first six months of 2000 including the discontinued operations was $33,919,000, or $1.17 per diluted share, versus $30,569,000, or $1.02 per diluted share, in the year earlier period.

     Second quarter 2000 earnings before interest, taxes, depreciation and amortization ("EBITDA") was $36.7 million compared to $35.8 million for the same period in 1999. Interest incurred for the second quarter totaled $8.8 million versus $8.6 million last year, while interest included in cost of sales was $5.9 million compared to $7.2 million in the year earlier period.

  Standard Pacific, one of the largest builders in the western United States, has built homes for more than 40,000 families during its 34-year history. The Company focuses its efforts on constructing move-up homes within a wide range of price and size with homes generally selling for $150,000 to over $1 million. Standard Pacific operates in some of the strongest housing markets in the country with operations throughout the major metropolitan areas in California, Texas and Arizona. The Company also provides mortgage financing and title services to its homebuyers through its subsidiaries, Family Lending Services, SPH Mortgage and SPH Title.

This news release contains forward-looking statements regarding the expected completion of the proposed acquisition of The Writer Corporation, the Company's potential for new opportunities in the growing active adult market, continued increases in new home prices in California and rising labor and material costs stabilizing, expected additional joint venture income during the year from new home and land sales from the Company's Fullerton and Talega joint ventures, the planned opening of new home communities, the value of the Company's backlog, the strength of the California housing market, the prospects for continued growth in unit volume in 2000, the Company's positive outlook for the balance of 2000, the Company's growing position of well located lots in desirable Inland Empire communities, the Company's expected deliveries in its Northern California division and the adequacy of the Company's portfolio of buildable lots. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such factors include, but are not limited to, changes in local and general economic and market conditions, including consumer confidence, interest rates, stock market valuations and the availability of construction and mortgage financing, changes in costs and availability of material, supplies and labor, the cyclical and competitive nature of homebuilding, the availability of debt and equity capital, changes in the availability of suitable undeveloped land at reasonable prices, governmental regulation, and adverse weather conditions and natural disasters. See the Company's Annual Report on Form 10-K for the year ended December 31, 1999 for a further discussion of these and other risks and uncertainties applicable to the Company's business.

(end of text, tables follow)

                    STANDARD PACIFIC CORP. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

               (Dollars in thousands, except per share amounts)
                                  (Unaudited)


                                                                     Three Months Ended June 30,
                                                                ------------------------------------
Homebuilding                                                         2000                 1999
                                                                ---------------      ---------------
 Revenues                                                           $   283,689          $   309,179
 Cost of sales                                                          232,163              256,043
                                                                ---------------      ---------------
  Gross margin                                                           51,526               53,136
                                                                ---------------      ---------------
 Selling, general and administrative expenses                            24,150               25,110
 Income from unconsolidated joint ventures                                7,052                  266
 Interest expense                                                           825                  236
 Amortization of excess of cost over net assets acquired                    495                  495
 Other income                                                                55                   62
                                                                ---------------      ---------------
  Homebuilding pretax income                                             33,163               27,623
                                                                ---------------      ---------------
Financial Services:
 Revenues                                                                   588                  527
 Income from unconsolidated joint venture                                   195                  202
 Other income                                                                71                    -
 Expenses                                                                   992                  775
                                                                ---------------      ---------------
  Financial services pretax income (loss)                                  (138)                 (46)
                                                                ---------------      ---------------
Income from continuing operations before income taxes                    33,025               27,577
Provision for income taxes                                              (13,002)             (11,337)
                                                                ---------------      ---------------
Income from continuing operations                                        20,023               16,240
Income (loss) from discontinued operation, net of income
 taxes of $60 in 1999                                                         -                  (83)
Gain on disposal of discontinued operation, net of income
   taxes of $(425) in 1999                                                    -                  618
                                                                ---------------      ---------------
Net Income                                                          $    20,023          $    16,775
                                                                ===============      ===============
Basic Net Income Per Share:
 Income per share from continuing operations                        $      0.70          $      0.55
 Income (loss) per share from discontinued operation                          -                (0.00)
 Gain on disposal of discontinued operation                                   -                 0.02
                                                                ---------------      ---------------
 Net Income Per Share                                               $      0.70          $      0.57
                                                                ===============      ===============
 Weighted average common shares outstanding                          28,716,633           29,642,507
                                                                ===============      ===============
Diluted Net Income Per Share:
 Income per share from continuing operations                        $      0.69          $      0.54
 Income (loss) per share from discontinued operation                          -                (0.00)
 Gain on disposal of discontinued operation                                   -                 0.02
                                                                ---------------      ---------------
 Net Income Per Share                                               $      0.69          $      0.56
                                                                ===============      ===============

  Weighted average common and diluted shares outstanding             28,842,493           29,916,581
                                                                ===============      ===============

                                                               Three Months Ended June 30,
                                                           ----------------------------------
New Homes Delivered:                                            2000               1999
                                                           ---------------     --------------
  Southern California                                                  272                279
  Northern California                                                  194                284
                                                           ---------------     --------------
      Total California                                                 466                563
                                                           ---------------     --------------

  Dallas                                                                73                 53
  Austin                                                                38                 36
  Houston                                                               16                 37
                                                           ---------------     --------------
      Total Texas                                                      127                126
                                                           ---------------     --------------

  Arizona                                                              236                228
                                                           ---------------     --------------

  Total consolidated                                                   829                917
  Joint ventures (Southern California)                                  31                  -
                                                           ---------------     --------------
      Total                                                            860                917
                                                           ===============     ==============

Average Selling Price:
  California deliveries (excluding joint ventures)                $443,907           $428,783
  Texas deliveries                                                $284,827           $233,090
  Arizona                                                         $168,649           $165,757
  Combined (excluding joint ventures)                             $341,176           $336,496
  Combined (including joint ventures)                             $363,875           $336,496

Net New Orders:
  Southern California                                                  433                323
  Northern California                                                  280                277
                                                           ---------------     --------------
      Total California                                                 713                600
                                                           ---------------     --------------

  Dallas                                                                89                 67
  Austin                                                                64                 40
  Houston                                                               15                 20
                                                           ---------------     --------------
      Total Texas                                                      168                127
                                                           ---------------     --------------
  Arizona                                                              225                197
                                                           ---------------     --------------
  Total consolidated                                                 1,106                924
  Joint ventures (Southern California)                                  40                  -
                                                           ---------------     --------------
                                                                     1,146                924
                                                           ===============     ==============

Average Selling Communities during Quarter:
  Southern California                                                   23                 20
  Northern California                                                   14                 15
  Texas                                                                 25                 17
  Arizona                                                               15                 12
  Joint ventures (Southern California)                                   3                  -
                                                           ---------------     --------------
      Total                                                             80                 64
                                                           ===============     ==============

                                                                    As of June 30,
                                                        ------------------------------------
Backlog (in units):                                           2000                 1999
                                                        ---------------       --------------
  Southern California                                               609                  545
  Northern California                                               413                  348
                                                        ---------------       --------------
      Total California                                            1,022                  893
                                                        ---------------       --------------

  Dallas                                                            116                   89
  Austin                                                             96                   52
  Houston                                                             8                   13
                                                        ---------------       --------------
      Total Texas                                                   220                  154
                                                        ---------------       --------------

  Arizona                                                           376                  353
                                                        ---------------       --------------

  Total consolidated                                              1,618                1,400
  Joint ventures (Southern California)                               82                    -
                                                        ---------------       --------------
      Total                                                       1,700                1,400
                                                        ===============       ==============
Backlog at quarter end (estimated dollar
  value in thousands)                                          $606,295             $478,304
                                                        ===============       ==============

Building Sites Owned or Controlled:
  California                                                      9,445                9,434
  Texas                                                           2,567                2,772
  Arizona                                                         3,597                4,125
                                                        ---------------       --------------
      Total                                                      15,609               16,331
                                                        ===============       ==============

               (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                                                                                  Six Months Ended June 30,
                                                                                         ---------------------------------------
Homebuilding                                                                                 2000                     1999
                                                                                         ----------------        ---------------
  Revenues                                                                                  $   515,808            $   523,659
  Cost of sales                                                                                 422,368                430,684
                                                                                         ----------------        ---------------
    Gross margin                                                                                 93,440                 92,975
                                                                                         ----------------        ---------------
  Selling, general and administrative expenses                                                   42,600                 45,335
  Income from unconsolidated joint ventures                                                       7,958                  4,884
  Interest expense                                                                                1,253                    527
  Amortization of excess of cost over net assets acquired                                           989                    989
  Other income                                                                                       89                     86
                                                                                         ----------------        ---------------
    Homebuilding pretax income                                                                   56,645                 51,094
                                                                                         ----------------        ---------------

Financial Services:
  Revenues                                                                                        1,018                  1,112
  Income from unconsolidated joint venture                                                          343                    400
  Other income                                                                                      121                      -
  Expenses                                                                                        1,809                  1,450
                                                                                         ----------------        ---------------
    Financial services pretax income (loss)                                                        (327)                    62
                                                                                         ----------------        ---------------

Income from continuing operations before income taxes                                            56,318                 51,156
Provision for income taxes                                                                      (22,399)               (21,046)
                                                                                         ----------------        ---------------
Income from continuing operations                                                                33,919                 30,110
Income (loss) from discontinued operation, net of income
  taxes of $114 in 1999                                                                               -                   (159)
Gain on disposal of discontinued operation, net of income
  taxes of $(425) in 1999                                                                             -                    618
                                                                                         ----------------        ---------------
Net Income                                                                                  $    33,919            $    30,569
                                                                                         ================        ===============

Basic Net Income Per Share:
  Income per share from continuing operations                                               $      1.17            $      1.02
  Income (loss) per share from discontinued operation                                                 -                  (0.01)
  Gain on disposal of discontinued operation                                                          -                   0.02
                                                                                         ----------------        ---------------
  Net Income Per Share                                                                      $      1.17            $      1.03
                                                                                         ================        ===============

  Weighted average common shares outstanding                                                 28,882,521             29,639,604
                                                                                         ================        ===============
Diluted Net Income Per Share:
  Income per share from continuing operations                                               $      1.17            $      1.01
  Income (loss) per share from discontinued operation                                                 -                  (0.01)
  Gain on disposal of discontinued operation                                                          -                   0.02
                                                                                         ----------------        ---------------
  Net Income Per Share                                                                      $      1.17            $      1.02
                                                                                         ================        ===============

    Weighted average common and diluted shares outstanding                                   29,004,124             29,903,340
                                                                                         ================        ===============

                                                                                                  Six Months Ended June 30,
                                                                                         ---------------------------------------
New Homes Delivered:                                                                         2000                     1999
                                                                                         ----------------        ---------------
    Southern California                                                                             507                    473
    Northern California                                                                             368                    452
                                                                                         ----------------        ---------------
      Total California                                                                              875                    925
                                                                                         ----------------        ---------------

    Dallas                                                                                          131                     92
    Austin                                                                                           75                     64
    Houston                                                                                          25                     73
                                                                                         ----------------        ---------------
      Total Texas                                                                                   231                    229
                                                                                         ----------------        ---------------

    Arizona                                                                                         419                    416
                                                                                         ----------------        ---------------

    Total consolidated                                                                            1,525                  1,570
    Joint ventures (Southern California)                                                             48                      -
                                                                                         ----------------        ---------------
      Total                                                                                       1,573                  1,570
                                                                                         ================        ===============

Average Selling Price:
    California deliveries (excluding joint ventures)                                           $436,923               $434,007
    Texas deliveries                                                                           $271,257               $229,221
    Arizona                                                                                    $166,387               $163,545
    Combined (excluding joint ventures)                                                        $337,498               $332,473
    Combined (including joint ventures)                                                        $351,750               $332,473

Net New Orders:
    Southern California                                                                             774                    641
    Northern California                                                                             608                    553
                                                                                         ----------------        ---------------
      Total California                                                                            1,382                  1,194
                                                                                         ----------------        ---------------

    Dallas                                                                                          164                    130
    Austin                                                                                          132                     79
    Houston                                                                                          29                     55
                                                                                         ----------------        ---------------
      Total Texas                                                                                   325                    264
                                                                                         ----------------        ---------------

    Arizona                                                                                         468                    401
                                                                                         ----------------        ---------------

    Total consolidated                                                                            2,175                  1,859
    Joint ventures (Southern California)                                                             84                      -
                                                                                         ----------------        ---------------
      Total                                                                                       2,259                  1,859
                                                                                         ================        ===============

                          STANDARD PACIFIC CORP. AND
                                 SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS

               (Dollars in thousands, except per share amounts)
                                  (Unaudited)

                                                                       June 30,      December 31,
                                                                         2000            1999
                                                                     ------------     -----------
                                      ASSETS
Homebuilding:
 Cash and equivalents                                                    $  1,508        $  2,865
 Other notes and accounts receivable, net                                  14,401          10,489
 Mortgage notes receivable and accrued interest                             1,389           4,530
 Inventories                                                              763,339         699,489
 Investments in and advances to unconsolidated joint ventures              72,592          49,116
 Property and equipment, net                                                4,386           2,656
 Deferred income taxes                                                     14,462          12,738
 Other assets                                                              11,620          13,350
 Excess of cost over net assets acquired, net                              14,326          15,315
                                                                     ------------     -----------
                                                                          898,023         810,548
                                                                     ------------     -----------
Financial Services:
 Cash and equivalents                                                         169             313
 Mortgage loans held for sale                                              16,169          17,554
 Other assets                                                                 935           1,553
                                                                     ------------     -----------
                                                                           17,273          19,420
                                                                     ------------     -----------
      Total Assets                                                       $915,296        $829,968
                                                                     ============     ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Homebuilding:
 Accounts payable                                                        $ 50,743        $ 42,344
 Accrued liabilities                                                       66,670          69,437
 Revolving credit facility                                                 77,900          23,000
 Trust deed notes payable                                                   3,499           3,531
 Senior notes payable                                                     298,901         298,847
                                                                     ------------     -----------
                                                                          497,713         437,159
                                                                     ------------     -----------

Financial Services:
 Accounts payable and accrued liabilities                                     363             620
 Mortgage warehouse line of credit                                         11,390          10,304
                                                                     ------------     -----------
                                                                           11,753          10,924
                                                                     ------------     -----------

Stockholders' Equity:
 Preferred stock, $.01 par value; 10,000,000 shares authorized;
  none issued                                                                   -               -
 Common stock, $.01 par value; 100,000,000 shares authorized;
  28,689,280 and 29,208,680 shares outstanding, respectively                  287             292
 Paid-in capital                                                          273,365         278,701
 Retained earnings                                                        132,178         102,892
                                                                     ------------     -----------
 Total stockholders' equity                                               405,830         381,885
                                                                     ------------     -----------
      Total Liabilities and Stockholders' Equity                         $915,296        $829,968
                                                                     ============     ===========